EXHIBIT 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS; OR (II) IN THE ABSENCE OF AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR; (III) UNLESS SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 UNDER THE 1933 ACT.

BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SEC 6049(B)(4) OF THE INTERNAL REVENUE CODE AND REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITES STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SEC. 6049(B)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).

CONSOLIDATED, AMENDED AND RESTATED PROMISSORY NOTE

Effective Date: March 14, 2014	US$2,433,182.68

FOR VALUE RECEIVED, PHARMAGEN, INC., a corporation incorporated under the laws of the State of Nevada and formerly known as Sunpeaks Ventures, Inc., whose address is 9337 Fraser Avenue, Silver Spring, Maryland 20910 (the “Borrower”), hereby promises to pay to the order of TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands whose address is 3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169, and its successors or assigns (the “Holder”), the principal amount of Two Million Four Hundred Thirty Three Thousand One Hundred Eighty Two and 68/100 United States Dollars (US$2,433,182.68) on or prior to June 30, 2015 or such earlier date as provided pursuant to the Settlement Agreement (as defined herein) (the “Maturity Date”). This Consolidated, Amended and Restated Promissory Note (this note, and all modifications, extensions, future advances, supplements, and renewals thereof, and any substitutions therefor, hereinafter referred to as the “Note”) shall be payable in accordance with the Settlement Agreement.

1. Payments.

(a) Monthly Payments. The principal amount and all interest, fees, expenses, Premium and any other amounts owing under or pursuant to the Settlement Agreement or this Note shall be due and payable in accordance with the terms and conditions contained in the Settlement Agreement.

(b) Prepayment. Prepayment of the principal amount and all interest, fees, expenses, Premium and any other amounts owing under or pursuant to the Settlement Agreement or this Note shall be in accordance with the terms and conditions contained in the Settlement Agreement.

(c) General Payment Provisions. All payments on this Note shall be made in lawful money of the United States of America by wire transfer to the Holder’s wire instructions set forth below, or such other account as the Holder may designate by written notice to the Borrower from time to time in accordance with the provisions of this Note. Wire Instructions for all sums due and payable hereunder are as follows:

TCA Global Credit Master Fund, LP (US Dollars)
Correspondent Bank:
Bank of New York
1 Wall Street,
New York, NY, 10286
ABA #021-0000--18
SWIFT: IRVTUS3N

Beneficiary Bank:
Caledonian Bank Limited
A/C number: 89-000-50977
SWIFT: CBTLKYKY

For Final Credit:
Account name: Caledonian Fund Services (Cayman) Limited - Client Bank Account
Account number: 0201420308681001

Beneficiary reference: (TCA Global Credit Master Fund, LP A/C 0201420310849001)

2. Consolidated, Amended and Restated Note. This Note is being issued in connection with that certain Settlement Agreement, dated as of the Effective Date, executed by and among the Borrower, certain subsidiaries of the Borrower and the Holder (as amended, supplemented or modified from time to time, the “Settlement Agreement”). Capitalized terms used herein and not otherwise defined in this Note shall have the same meaning ascribed to such terms as set forth in the Settlement Agreement, unless the context otherwise requires. This Note consolidates, amends, restates, replaces and supercedes, in its entirely, that certain amended and restated revolving promissory note, dated as of November 30, 2012 and effective as of December 12, 2012, issued by the Borrower in favor of the Holder, in the principal amount of One Million Four Hundred Fifty Thousand and No/100 United States Dollars (US$1,450,000) and that certain convertible promissory note, dated as of February 28, 2013 and effective as of March 29, 2013, issued by the Borrower in favor of the Holder, in the principal amount of Six Hundred Thousand and No/100 United States Dollars (US$600,000).

3. Secured Nature of Note. The indebtedness evidenced by this Note is secured by the Settlement Agreement, the Credit Agreements, as amended, this Note, the Security Agreements (as defined in the Credit Agreements), the Guaranty Agreements (as defined in the Credit Agreements), the Loan Documents (as defined in the Credit Agreements), and all other documents and instruments heretofore or hereafter executed or filed in connection therewith, and all modifications, extensions, future advances, and renewals thereof, and any substitutions therefor, being herein collectively referred as the “Loan Documents.” All of the agreements, conditions, covenants, provisions, representations, warranties and stipulations contained in any of the Loan Documents which are to be kept and performed by the Borrower are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and the Borrower covenants and agrees to keep and perform them, or cause them to be kept or performed, strictly in accordance with their terms.

4. Defaults and Remedies.

(a) Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder: (i) the Borrower shall fail to comply with the terms of the Settlement Agreement; (ii) the Borrower makes an assignment for the benefit of creditors; (iii) any order or decree is rendered by a court which appoints or requires the appointment of a receiver, liquidator or trustee for the Borrower, and the order or decree is not vacated within thirty (30) days from the date of entry thereof; (iv) any order or decree is rendered by a court adjudicating the Borrower insolvent, and the order or decree is not vacated within thirty (30) days from the date of entry thereof; (v) the Borrower files a petition in bankruptcy under the provisions of any bankruptcy law or any insolvency act; (vi) the Borrower admits, in writing, its inability to pay its debts as they become due; (vii) a proceeding or petition in bankruptcy is filed against the Borrower, and such proceeding or petition is not dismissed within thirty (30) days from the date it is filed; (viii) the Borrower files a petition or answer seeking reorganization or arrangement under the bankruptcy laws or any law or statute of the United States or any other foreign country or state; or (ix) the Borrower shall fail to perform, comply with or abide by any of the stipulations, agreements, conditions and/or covenants contained in the Loan Documents on the part of the Borrower to be performed, complied with, or abided by, and such failure is not cured within ten (10) days after written notice of such failure is delivered by Holder to the Borrower.

(b) Remedies. In addition to any remedies available under or pursuant to any Loan Document, upon the occurrence of one or more Events of Default, the Holder, at its option and without further notice, demand or presentment for payment to the Borrower or others, may declare the then outstanding principal balance of this Note, immediately due and payable, together with all reasonable attorneys’ fees, paralegals’ fees and costs and expenses incurred by the Holder in collecting or enforcing payment thereof (whether such fees, costs or expenses are incurred in negotiations, all trial and appellate levels, administrative proceedings, bankruptcy proceedings or otherwise), and all other sums due by the Borrower hereunder and under the Settlement Agreement, all without any relief whatsoever from any valuation or appraisement laws and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to the Holder at law, in equity, or under any Loan Document.

5. Lost or Stolen Note. Upon notice to the Borrower of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Borrower in a form reasonably acceptable to the Borrower and customary for similar circumstances in commercial lender/borrower circumstances, and, in the case of mutilation, upon surrender and cancellation of the Note, the Borrower shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note.

6. Cancellation. After all payments required pursuant to the Settlement Agreement have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Borrower for cancellation and shall not be re-issued.

7. Waivers. The Borrower hereby waives and releases all benefit that might accrue to the Borrower by virtue of any present or future laws exempting any property that may serve as security for this Note, or any other property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy, or sale under execution, exemption from civil process, or extension of time for payment, including, without limitation, any and all homestead exemption rights of the Borrower; and the Borrower agrees that any property that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued thereon, may be sold upon any such writ in whole or in part in any order or manner desired by Holder. In addition, the Borrower and all others who are, or may become liable for the payment hereof: (i) severally waive presentment for payment, demand, notice of nonpayment or dishonor, protest and notice of protest of this Note or the Settlement Agreement, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note or the Settlement Agreement; (ii) expressly consent to all extensions of time, renewals or postponements of time of payment of this Note or the Settlement Agreement from time to time prior to or after the maturity of this Note without notice, consent or further consideration to any of the foregoing; (iii) expressly agree that the Holder shall not be required first to institute any suit, or to exhaust its remedies against the Borrower, or any other person or party to become liable hereunder or against any collateral that may secure this Note in order to enforce the payment of this Note; and (iv) expressly agree that, notwithstanding the occurrence of any of the foregoing (except the express written release by the Holder of any such person), the undersigned shall be and remain, directly and primarily liable for all sums due under this Note.

8. Governing Law. The Borrower irrevocably agrees that any dispute arising under, relating to, or in connection with, directly or indirectly, this Note or related to any matter which is the subject of or incidental to this Note (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in Broward County, Florida. This provision is intended to be a “mandatory” forum selection clause and governed by and interpreted consistent with Florida law. Borrower hereby consents to the exclusive jurisdiction and venue of any state or federal court having its situs in said county, and each waives any objection based on forum non conveniens. Borrower hereby waives personal service of any and all process and consents that all such service of process may be made by certified mail, return receipt requested, directed to Borrower, as applicable, as set forth herein or in the manner provided by applicable statute, law, rule of court or otherwise. Except for the foregoing mandatory forum selection clause, all terms and provisions hereof and the rights and obligations of the Borrower and Holder hereunder shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without reference to conflict of laws principles.

9. Indemnity and Expenses. The Borrower agrees:

(a) To indemnify and hold harmless the Holder and each of its partners, employees, agents and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments, suits, actions, threats and liabilities (including, without limitation, attorneys’ fees and expenses) in any way arising out of or in connection with this Note; and

(b) To pay and reimburse the Holder upon demand for all costs and expenses (including, without limitation, attorneys’ fees and expenses) that the Holder may incur in connection with (i) the exercise or enforcement of any rights or remedies (including, but not limited to, collection) granted hereunder or otherwise available to it (whether at law, in equity or otherwise), or (ii) the failure by the Borrower to perform or observe any of the provisions hereof. The provisions of this Section 9 shall survive the execution and delivery of this Note, the repayment of any or all of payments owed pursuant hereto, and the termination of this Note.

10. WAIVER OF JURY TRIAL. THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON THIS NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS NOTE OR THE SETTLEMENT AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF OR BETWEEN ANY PARTY HERETO, AND THE BORROWER AGREES AND CONSENTS TO THE GRANTING TO HOLDER OF RELIEF FROM ANY STAY ORDER WHICH MIGHT BE ENTERED BY ANY COURT AGAINST HOLDER AND TO ASSIST HOLDER IN OBTAINING SUCH RELIEF. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER ACCEPTING THIS NOTE FROM THE BORROWER. THE BORROWER’S REASONABLE RELIANCE UPON SUCH INDUCEMENT IS HEREBY ACKNOWLEDGED.

11. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies of the Holder as provided herein, or the Settlement Agreement, shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of the Holder, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

12. Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Borrower and the Holder and shall not be construed against any person as the drafter hereof.

13. Failure or Indulgence Not Waiver. Holder shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder or under the Settlement Agreement, unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in the writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

14. Notice. Notice shall be given to each party at the address indicated in the preamble hereto or at such other address as provided to the other party in writing, and such notice shall be deemed properly given in accordance with the notice provisions set forth in the Settlement Agreement.

15. Usury Savings Clause. Notwithstanding any provision in this Note or the Settlement Agreement, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Note or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance of this Note immediately upon receipt of such sums by the Holder hereof, with the same force and effect as though the Borrower had specifically designated such excess sums to be so applied to the reduction of such outstanding principal balance and the Holder hereof had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Holder of this Note may, at any time and from time to time, elect, by notice in writing to the Borrower, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the outstanding principal balance. It is the intention of the parties that the Borrower does not intend or expect to pay nor does the Holder intend or expect to charge or collect any interest under this Note greater than the highest non-usurious rate of interest which may be charged under applicable law.

16. Binding Effect. This Note shall be binding upon the Borrower and the successors and assigns of the Borrower and shall inure to the benefit of Holder and the successors and assigns of Holder.

17. Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part, in any respect, or in the event that any one or more of the provisions of this Note operates or would prospectively operate to invalidate this Note, then and in any of those events, only such provision or provisions shall be deemed null and void and shall not affect any other provision of this Note. The remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced, or disturbed thereby.

18. Participations. Holder may from time to time sell or assign, in whole or in part, or grant participations in this Note and/or the obligations evidenced hereby, without any requirement to obtain the Borrower’s written consent. The holder of any such sale, assignment or participation, if the applicable agreement between Holder and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Holder (to the extent of such holder’s interest or participation); and (b) deemed to hold and may exercise the rights of setoff or banker’s lien with respect to any and all obligations of such holder to the Borrower (to the extent of such holder’s interest or participation), in each case as fully as though the Borrower were directly indebted to such holder. Holder may in its discretion give notice to the Borrower of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Holder’s or such holder’s rights hereunder.

19. Amendments. The provisions of this Note may be changed only by a written agreement executed by the Borrower and Holder.

20. Non-U.S. Status. THE HOLDER IS A NON-U.S. PERSON AS THAT TERM IS DEFINED IN THE UNITED STATES INTERNAL REVENUE CODE. IT IS HEREBY AGREED AND UNDERSTOOD THAT THE OBLIGATIONS HEREUNDER MAY BE SOLD OR RESOLD ONLY TO NON-U.S. PERSONS. THE INTEREST PAYABLE HEREUNDER IS PAYABLE ONLY OUTSIDE THE UNITED STATES. ANY U.S. PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAW.

[signature page follows]

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the Effective Date set forth above.

BORROWER: PHARMAGEN, INC.

By:	/s/ Mackie Barch
Name:	Mackie Barch
Title:	Chief Executive Officer

[ Signature Page 1 of 2 to Promissory Note ]

CONSENT AND AGREEMENT

The undersigned hereby consents and agrees to said consolidated, amended and restated promissory note and to the payment of the amounts contemplated therein, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said consolidated, amended and restated promissory note to the same extent as if the undersigned were a party to said replacement, amended and restated promissory note.

PHARMAGEN DISTRIBUTION, LLC

By:	/s/ Mackie Barch
Name:	Mackie Barch
Title:	Chief Executive Officer

PHARMAGEN LABORATORIES, INC.

By:	/s/ Mackie Barch
Name:	Mackie Barch
Title:	Chief Executive Officer

PHARMAGEN NUTRICEUTICALS, INC.

By:	/s/ Mackie Barch
Name:	Mackie Barch
Title:	Chief Executive Officer

[ Signature Page 2 of 2 to Promissory Note ]